                                                                      EXHIBIT 11

                               XTRA CORPORATION
              STATEMENT OF THE CALCULATION OF EARNINGS PER SHARE
              --------------------------------------------------
             FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996
                (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                  Three Months Ended
                                                      December 31,
                                            ------------------------------
                                                1997               1996
                                            -----------         ----------
Net income (numerator)                      $        18         $       13
                                            ===========         ==========
Computation of Basic Shares Outstanding
---------------------------------------
(in thousands, except per share amounts)
----------------------------------------

Weighted average number of basic common
 shares outstanding (denominator)                15,283             15,299
                                            ===========         ==========

Earnings per basic common share             $      1.18         $     0.85
                                            ===========         ==========

Computation of Diluted Shares
-----------------------------
Outstanding (in thousands, except per
-------------------------------------
share amounts)
--------------

Weighted average common shares
 outstanding                                     15,283             15,299

Common stock equivalents for diluted EPS:            84                 17
                                            -----------         ----------

Weighted average number of diluted
 common shares outstanding (denominator)         15,367             15,316
                                            ===========         ==========

Earnings per diluted common share           $      1.17         $     0.85
                                            ===========         ==========